Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hancock Holding Company:

We hereby consent to the incorporation by reference in the Registration Statements No. 333-171518, 333-11831 (amended by 333-113262), 333-05081, 333-53452 and 2-99863 on Form S-8, Nos. 33-31782 and 333-162560 on Form S-3 and No. 333-171882 on Form S-4 of Hancock Holding Company of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

February 28, 2011